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                                   EXHIBIT 3.1


           DEAN HELLER
           Secretary of State
(seal)
           206 North Carson Street
           Carson City, Nevada  89701-4299
           (775) 684-5708

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     Articles of Incorporation
       (PURSUANT TO NRS 78)

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Important: Read attached instructions before completing form:              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               Whittier Energy Corporation


2. Resident Agent             Capital Corporate Services, Inc.
   Name and Street            Name
   Address:
   (must be a Nevada          202 South Minnesota Street   Carson City,    NV      89703
   address where              Street Address               City            State   Zip Code
   process may be
   served)
                              Optional Mailing Address     City            State   Zip Code


3. Shares:                                    100,000,000 Common
   (number of shares          Number of Shares  1,000,000 Preferred                      Number of shares
   corporation                With par value:                        Par Value:  $.001   without par value:  0
   authorized to issue)


4. Names & Addresses,         1. James A. Jeffs
   of Board of                Name
   Directors/Trustees:        1600 Huntington Drive        South Pasadena  CA      91030
   (Attach additional page    Street Address               City            State   Zip Code
   if there is more than
   3 directors/trustees)      2. David A. Dahl
                              Name
                              1600 Huntington Drive        South Pasadena  CA      91030
                              Street Address               City            State   Zip Code

                              3. Arlo G. Sorensen
                              Name
                              1600 Huntington Drive        South Pasadena  CA      91030
                              Street Address               City            State   Zip Code

                              *See Attached for Additional Board of Directors

5. Purpose:                   The purpose of this Corporation shall be:
   (optional-see
   instructions)


6. Names, Address and         Dallas Parker                 /s/ Dallas Parker
   Signature of Incorporator: Name                          Signature
   (attach additional page    333 Clay Street, Suite 3300   Houston,       TX      77002
   if there is more than      Address                       City           State   Zip Code
   1 incorporated


7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of              Capital Corporation Services, Inc.
   Appointment of
   Resident Agent:            By: /s/ Natasha Kiernan                                       November 13, 2003
                              Authorized Signature of R.A. or On Behalf of R.A. Company     Date

                              *See Attached for Additional Information


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                   ATTACHMENT TO THE ARTICLES OF INCORPORATION
                         OF WHITTIER ENERGY CORPORATION


     3.   Shares.

     The total number of shares of stock that the Corporation shall have authority to issue is 101,000,000 shares, which shall consist of 100,000,000 shares of common stock, $.001 par value per share (the "Common Stock") and 1,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock").

     No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

     No holder of securities of the Corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the Corporation now or hereafter authorized to be issued, or securities held in the treasury of the Corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such security may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

     Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which shareholders generally are entitled to vote. Subject to the provisions of law and the rights of the holders of any class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of any class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of shares held by them, respectively.

     The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

          (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

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          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

          (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

     Without limiting the foregoing, the voting powers of any series of Preferred Stock may include the right, in the circumstances specified in the resolution or resolutions providing for the issuance of such stock, to elect one or more directors who shall be in addition to the number of directors of the Corporation fixed pursuant to the bylaws of the Corporation and who shall serve for such term and have such voting powers as shall be stated in the resolution or resolutions providing for the issuance of such stock. The term of office and voting powers of any director elected in the manner provided in the immediately preceding sentence of this Article III may be greater than or less than those of any other director or class of directors.

     The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     4.   Names & Addresses of Additional Board of Directors:

               NAME                       ADDRESS
               ----                       -------

               Bryce W. Rhodes            7770 El Camino Real
                                          Carlsbad, California  92009

               Charles O. Buckner         3355 West Alabama, Suite 950
                                          Houston, Texas 77098

               Daryl Pollock              999 West Hastings Street, Suite 525
                                          Vancouver, B.C. Canada, V6C2W2

               John Pierce                999 West Hastings Street, Suite 525
                                          Vancouver, B.C. Canada, V6C2W2

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     Each member of the initial Board of Directors will serve as the Director until the first meeting of the shareholders, or until his successor is elected and qualified. Thereafter, the number of directors, whether a fixed number of directors or a variable number of directors with a fixed minimum and maximum number, and the manner in which the directors may increased or decreased, shall be as provided in the bylaws of the Corporation.

     8.   Additional Provisions.

     A.   Directors' and Officers' Liability:

     Elimination of Liability. No director or officer of the Corporation will be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, excepting only (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or
(b) the payment of dividends in violation of NRS 78.300. In the event that Nevada law is amended to authorize the further elimination or limitation of liability of directors or officers, then this Article V shall also be so amended to provide for the elimination or limitation of liability to the fullest extent permitted by Nevada law, as so amended.

     Mandatory Indemnification. To the fullest extent allowed by Nevada law as the same exists or may hereafter by amended, the Corporation shall indemnify every director or officer, his heirs, executors and administrators against expenses actually and reasonably incurred by him, as well as any amount paid upon a judgment or settlement, in connection with any action, suit or proceeding, civil or criminal, to which he may be made a party by reason of his being or having been a director or officer of the Corporation, or at the request of the Corporation, having been a director or officer of any other corporation from which he is not entitled to be indemnified. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled.

     Effect of Amendment or Repeal. Any amendment to or repeal of any of the provisions in this Article V shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.



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